Exhibit 10.4

MUTUAL FEDERAL BANCORP, INC.

2023 STOCK OPTION PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

Mutual Federal Bancorp, Inc. (the “ Corporation”) hereby establishes this 2023 Stock Option Plan (the “Plan”) upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of this Plan is to improve the growth and profitability of the Corporation, its Parent and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation, as an incentive to contribute to the success of the Corporation, its Parent and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance. Each recipient of an Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Award hereunder.

ARTICLE III

DEFINITIONS

3.01         “Award” means an Option granted pursuant to the terms of this Plan, and includes Performance Share Awards.

3.02         “Bank” means Mutual Federal Bank, a wholly owned subsidiary of the Corporation.

3.03         “Board” means the Board of Directors of the Corporation.

3.04         “Change in Control of the Corporation” shall be deemed to have occurred if:

(i)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, its Parent or any of its Subsidiary Companies, or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the Corporation’s then outstanding shares of capital stock entitled to vote generally in the election of directors (the “Voting Stock”), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 20% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Corporation; or (2) such person becomes a beneficial owner of 20% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Corporation; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 20% or more of the Voting Stock for purposes of this paragraph (B), provided such person continues to beneficially own 20% or more of the Voting Stock after such subsequent increase in beneficial ownership; or

(ii)          individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Corporation (the “Incumbent Corporation Board”) or individuals who, as the Effective Date hereof, constitute the Board of Directors of the Parent (the “Incumbent Parent Board”) cease for any reason to constitute at least a majority of the Incumbent Corporation Board or Incumbent Parent Board, as applicable, provided that any individual becoming a director, whose election or nomination for election by the Corporation’s stockholders or Parent’s owners, as applicable, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Corporation Board or Incumbent Parent Board, as applicable, shall be considered as though such individual were a member of the Incumbent Corporation Board or Incumbent Parent Board, as applicable, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation or Parent, as applicable (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or

(iii)         consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Corporation, or all or substantially all of the Corporation’s, assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Corporation, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Corporation Board, at the time of the execution of the initial agreement, or action of the Incumbent Corporation Board, providing for such Business Combination. Notwithstanding anything in this Plan to the contrary, in no event shall a full conversion of Mutual Federal Bancorp, MHC, or any successor corporation, to the stock form of ownership under applicable regulations constitute a “Change in Control” for purposes of this Plan; or

(iv)         approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

3.05         “Code” means the Internal Revenue Code of 1986, as amended.

3.06         “Committee” means the Compensation Committee of the Board of Directors of the Corporation or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

3.07         “Common Stock” means shares of common stock, par value $0.01 per share, of the Corporation.

3.08         “Disability” means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation, the Parent or a Subsidiary Company, or, if no such plan applies, then “Disability” means the inability to substantially perform the duties appropriate for the individual’s position with the Corporation, the Parent, the Bank or the Subsidiary Company, as appropriate, as determined by a physician reasonably designated by the Corporation.

3.09           “Effective Date” means the date this Plan is approved by the Board of Directors of the Corporation.

3.10         “Employee” means any person who is employed by the Corporation, the Parent, the Bank or any Subsidiary Company, or is an Officer of the Corporation, the Parent, the Bank or any Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation, the Parent, the Bank or any Subsidiary Company.

3.11         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.12         “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

3.13         “Non-Employee Director” means a member of the Board, the Board of Directors of the Parent or Board of Directors of the Subsidiary Company or any successor thereto, including an advisory director or a director emeritus of the Boards of the Corporation, the Parent and/or the Bank (or any successor thereto), who is not an Officer or Employee of the Corporation, the Parent, the Bank or any Subsidiary Company.

3.14         “Officer” means an Employee whose position in the Corporation, the Parent or a Subsidiary Company is that of a corporate officer, as determined by the Board.

3.15         “Option” means a right granted under this Plan to purchase Common Stock. All Options granted under this Plan shall be nonqualified stock options.

3.16         “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.17         “Parent” means Mutual Federal Bancorp, MHC, a federally chartered mutual holding company which currently owns approximately 74% of the Corporation’s Common Stock.

3.18         “Performance Share Award” means an Award granted pursuant to Section 8.11 of the Plan.

3.19         “Performance Goal” means an objective for the Corporation, the Parent, or any Subsidiary Company or any unit thereof or any Employee with respect to any of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. The Performance Goals shall be based on one or more of the following criteria:

(a)	net income, as adjusted for non-recurring items;
(b)	cash earnings;
(c)	earnings per share;
(d)	cash earnings per share;
(e)	return on average equity;
(f)	return on average assets;
(g)	asset quality;
(h)	stock price;
(i)	total stockholder return;
(j)	capital;
(k)	net interest income;
(l)	market share;
(m)	profits;
(n)	attainment of strategic and/or operational initiatives;
(o)	cost control or efficiency ratio; and
(p)	asset growth.

3.20         “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01         Duties of the Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee’s tax withholding obligation pursuant to Section 12.01 hereof and (ii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02         Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted pursuant thereto or any Awards granted hereunder. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.03         Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

4.04        Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

ARTICLE V

ELIGIBILITY

Awards may be granted to such Employees and Non-Employee Directors of the Corporation, the Parent and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of any of the Corporation, the Parent or its Subsidiary Companies.

ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01        Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 178,206. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

6.02         Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

7.01        Grant of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant by the Board or the Committee to accomplishing the purposes of the Plan.

7.02         Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Award previously granted to an Employee, or portion thereof, to the extent not yet vested if the Employee is discharged from the employ of the Corporation, the Parent or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist orders. Awards or portions thereof, to the extent not yet vested, granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation and Bylaws, Parent’s Charter and Bylaws, or the Subsidiary Company’s Charter and Bylaws shall terminate as of the effective date of such removal.

ARTICLE VIII

OPTIONS

Each Option granted hereunder shall be on the following terms and conditions:

8.01         Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which such Option pertains, the exercise price, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan.

8.02         Option Exercise Price. The per share price at which the subject Common Stock may be purchased upon exercise of an Option shall be established by the Committee at the time of grant, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Option is granted, subject to any applicable adjustment pursuant to Article IX hereof.

8.03         Vesting and Exercise of Options.

(a)      General Rules. Options granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof no Option granted to an Employee or a Non-Employee Director shall continue to vest on or after the date on which the Optionee’s service with the Corporation, the Parent and all Subsidiary Companies (or any successor companies) as an Employee or Non-Employee Director, as applicable, is terminated. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares shall be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)     Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation, the Parent or a Subsidiary Company or service as a Non-Employee Director because of his death or Disability. In addition, all outstanding Options shall become immediately vested and exercisable in full in the event that there is a Change in Control of the Corporation, the Parent or the Bank.

8.04         Duration of Options.

(a)      General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) the expiration of the Option’s original ten (10) year term or (ii) ninety (90) days after the date on which the Employee ceases to be employed by the Corporation, the Parent and all Subsidiary Companies.

Except as provided in Section 8.04(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) ninety (90) days after the date on which the Non-Employee Director ceases to serve as a director of the Corporation, the Parent and all Subsidiary Companies.

(b)      Exceptions. If an Optionee dies while in the employ or service of the Corporation, the Parent or a Subsidiary Company or terminates employment or service with the Corporation, the Parent or a Subsidiary Company as a result of Disability and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable after the expiration of the original ten (10) year term.

8.05         Nonassignability. Options shall not be transferred, pledged, assigned or otherwise alienated or hypothecated by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds vested Options may transfer such Options to:

(i)            the spouse, children or grandchildren of the Optionee (“Immediate Family Members”);

(ii)          a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)         a partnership in which such Immediate Family Members are the only partners, provided that:

(A)            there may be no consideration for any such transfer;

(B)            the Stock Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 8.05; and

(C)            subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section 8.05.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 8.05 the term “Optionee” shall be deemed to refer to the transferee. The provisions of the Option relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Option.

8.06         Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

8.07         Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of such Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares previously acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iii) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (iv) any combination of the foregoing. With respect to subclause (ii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six (6) months prior to the exercise date of the Option.

8.08         Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09         Performance Share Awards.

(a)     Designation of Performance Share Awards. The Committee may determine to make any Award a Performance Share Award by making the vesting or exercise of such Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award and such other terms and conditions as are applicable to the Performance Share Award.

(b)     Distribution. No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the earning or vesting of such Award is subject have been achieved.

ARTICLE IX

ADJUSTMENTS FOR CAPITAL CHANGES

The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

ARTICLE X

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

ARTICLE XI

EMPLOYMENT AND SERVICE RIGHTS

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

ARTICLE XII

WITHHOLDING

12.01       Tax Withholding. The Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award.

12.02      Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee’s delivery of previously owned shares of Common Stock or other property.

ARTICLE XIII

EFFECTIVE DATE OF THE PLAN; TERM

13.01       Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the Effective Date and no later than the termination of the Plan.

13.02       Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the adoption of this Plan by the Board of Directors, which date of adoption was November 21, 2023. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XIV

MISCELLANEOUS

14.01       Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Illinois.

14.02       Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.